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                                                                    EXHIBIT 99.1

                               [VERTICALNET LOGO]


FOR IMMEDIATE RELEASE

                               CONTACT INFORMATION

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
Media Relations                                      INVESTOR RELATIONS
Nyssa Tussing                                        Marisa Zielinski
Vice President, Corporate Communications             Manager, Investor Relations
215-315-3710                                         215-315-3367
Ntussing@verticalnet.com                             Mzielinski@verticalnet.com
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                     Verticalnet Appoints John A. Milana CFO

     SELECTION OF FORMER ATLAS COMMERCE AND SAP AMERICA CFO REFLECTS RAPID INTEGRATION OF MANAGEMENT TEAM FOLLOWING RECENT ACQUISITION, SOFTWARE-CENTRIC
                               BUSINESS MIGRATION

HORSHAM, PA - FEBRUARY 13, 2002 - Verticalnet, Inc. (Nasdaq: VERT) today announced the appointment of former Atlas Commerce CFO John A. Milana to the position of CFO. Milana replaces David Kostman, Verticalnet's COO, who has also served as interim CFO since October 2001. This change in Verticalnet's management team coincides with the Company's strategic migration to an enterprise software business, and reflects the structural integration of Atlas Commerce into the Verticalnet senior management team following its acquisition of the company in December 2001.

"John Milana brings an in-depth understanding of the software industry, and experience maintaining stability and financial control in a company positioned for growth," said Mike Hagan. "His hands-on experience integrating the assets of both companies, coupled with his software-centric background, make him the ideal choice to finalize our enterprise software migration," continued Hagan.

Milana joined Atlas Commerce in January 2000, from SAP America where he was Chief Financial Officer, providing the direction and leadership for the company's financial and administrative support functions, including financial reporting, accounting, taxes, financial systems, treasury, purchasing and facilities. Prior to joining SAP America, Milana was Vice President of Finance for Sony Electronics, Inc. Milana also spent 11 years with the public accounting firm of PricewaterhouseCoopers.

Commenting on the departure of David Kostman, Verticalnet's COO and Interim CFO, Hagan said, "David was instrumental in architecting and implementing the strategic shift of Verticalnet to an enterprise software business, and with that task largely completed, he has decided to move on. David's financial acumen and disciplined operational focus were instrumental in creating the tightly aligned, efficiently run business that positions us for growth today. I personally want to thank him for his support and for his many contributions to Verticalnet." David will continue to assist Verticalnet in the transition of the SMB business unit.
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ABOUT VERTICALNET

Verticalnet is a leading provider of Collaborative Supply Chain solutions enabling our customers to transform their supply chain to drive competitive advantage. The software provides unmatched visibility into critical data allowing organizations to communicate, collaborate and conduct commerce more effectively across the extended value chain. With Collaborative Supply Chain applications including Strategic Sourcing, Collaborative Planning, and Order Management, Verticalnet offers solutions that drive significant cost and inventory reductions, as well as top-line revenue growth, across the multiple enterprises that make up the supply chain. Verticalnet's solutions are uniquely differentiated by its eXtended Enterprise Foundation, a private hub architecture, enabling customers to manage diverse communities of suppliers and buyers in a secure, controlled environment while providing multi-party data integration and a proven ability to support role-based security.

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 [Verticalnet is a registered trademark or a trademark in the United States and other countries of Vert Tech LLC.]